Exhibit 99.01

NuStar Energy L.P. and NuStar GP Holdings, LLC Announce Merger Agreement,
Anticipated Distribution Reset
and
Earnings Results for Fourth Quarter 2017

SAN ANTONIO, February 8, 2018 –NuStar Energy L.P. (NYSE: NS) (the “Partnership” or “NS”) and NuStar GP Holdings, LLC (NYSE: NSH) (“NSH”) today announced a definitive agreement that would result in the merger of NSH with a wholly owned subsidiary of the Partnership through a unit-for-unit exchange. The merger would result in NSH becoming a wholly owned subsidiary of the Partnership and the cancellation of the 2% economic general partner interest in the Partnership, the incentive distribution rights in the Partnership and approximately 10.2 million Partnership common units currently owned by NSH and its subsidiaries.

Under the terms of the definitive agreement, NSH unitholders would receive 0.55 of a Partnership common unit in exchange for each NSH unit they own at closing, representing a premium of approximately 1.7% based on the closing prices of the Partnership’s common units and of NSH’s units on February 7, 2018. The transaction would result in approximately 23.6 million additional common units being issued by the Partnership. In connection with this transaction, William E. Greehey, the Chairman of the Board of both NSH and the Partnership, who controls approximately 21% of the outstanding NSH units, has executed a support agreement pursuant to which he has agreed to vote the NSH units controlled by him in favor of the merger.

“After much discussion and deliberation, the NS and NSH Boards reached an agreement to simplify in a way that we believe will allow us to capitalize on attractive growth opportunities and to best manage our business over the long term,” said Brad Barron, president and chief executive officer of the Partnership and NSH. “Simplifying our corporate structure and eliminating incentive distribution rights will lower our cost of capital and create a more efficient and transparent structure.”

Board Chairman Bill Greehey agreed. “While my decision to support the simplification and reset was difficult, I firmly believe it was the right decision,” said Greehey. “As the largest unitholder of NSH, I did not come to this decision lightly. I have always been a buyer of NSH and have never sold a unit. And I will continue to buy NuStar units. I would not recommend a simplification and reset if I did not truly believe that it will significantly improve the company’s long-term health and growth, as well as long-term unitholder value.

“NuStar has a bright future. We have great assets, great management and great employees. We just completed a major acquisition in the Permian, which I feel will transform the company. It is meeting, and in some cases, exceeding our expectations and will continue to be a great platform for growth. The simplification and reset will enhance our ability to fund that growth with cash generated by our operations as well as through our enhanced access to lower cost capital. The economy is strong and oil prices are strengthening, so we should see our earnings increase and our unit value go up, which should set the stage for strong distribution growth going forward,” said Greehey.

Barron noted that the merger is expected to provide many benefits to current Partnership unitholders and, upon exchange of their NSH units for Partnership common units at closing of the merger, current NSH unitholders, including:

•
lowering the Partnership’s long-term cost of capital through the permanent elimination of the incentive distribution rights, allowing the Partnership to enhance its cash accretion from investments in organic growth projects and acquisitions;

•	attracting a broader investor base to a single, larger entity;

•
allowing the Partnership to maintain its competitive position when pursuing growth opportunities by increasing access to the equity markets, while simultaneously decreasing the need to access the equity markets;

•	simplifying the Partnership’s structure, which reduces complexity and enhances transparency for investors;

•	reducing general and administrative costs by approximately $1 million per year primarily from eliminating public company expenses associated with NSH;

•	maintaining the Partnership’s financial flexibility as the unit-for-unit exchange finances 100% of the purchase with the Partnership’s equity; and

•	providing the Partnership’s unitholders the right to elect all of its directors.

The merger also provides NSH unitholders with:

•	liquidity and less volatility by exchanging NSH units for Partnership common units;

-More-

•
an opportunity to benefit from potential price appreciation and increased distributions through ownership of Partnership common units, which should benefit from the lower cost of capital associated with the permanent cancellation of the incentive distribution rights; and

•	a premium of 1.7% through the exchange of 0.55 of a Partnership common unit for each NSH unit based on closing prices for both equity securities on February 7, 2018.

The completion of the merger is subject to the approval of holders of at least a majority of the outstanding NSH units and other closing conditions, and is expected to occur during the second quarter of 2018. The merger agreement may be terminated by either NSH or the Partnership if the merger has not closed on or prior to August 8, 2018 and for other limited circumstances set forth in the merger agreement.

The terms of the merger agreement were unanimously approved by NSH’s Conflicts Committee and by the Partnership’s Nominating/Governance & Conflicts Committee, each comprised solely of independent directors, and were approved by both NSH’s board of directors and the Partnership’s board of directors (in each case with Mr. Greehey and Mr. Barron recusing themselves).

Financial advisors for this transaction were Baird for NSH’s Conflicts Committee and Evercore for the Partnership’s Nominating/Governance & Conflicts Committee. Legal advisors for this transaction were Wachtell, Lipton, Rosen & Katz for NSH’s Conflicts Committee; Richards, Layton & Finger, P.A. for the Partnership’s Nominating/Governance & Conflicts Committee; and Sidley Austin LLP for the Partnership.

Distribution Reset

Additionally, on February 8, 2018, and in anticipation of the merger, the Partnership announced that management of the Partnership anticipated recommending to the Partnership’s board of directors, and the board of directors expects to adopt, a reset of its quarterly distribution per common unit to $0.60 ($2.40 on an annualized basis), starting with the first-quarter distribution payable in May 2018. After giving effect to the issuance of Partnership common units in connection with the merger, this distribution reset is anticipated to reduce annual distribution outflow by approximately $200 million per year.

“A fundamental shift has occurred in the makeup of the investor base for MLPs, which has tightened MLP equity markets and access to equity to finance important capital projects needed to grow and increase long-term unitholder value,” said Barron. “In addition to the difficulty in the MLP sector, NuStar’s base business was significantly impacted last year from the combination of a series of destructive hurricanes, unexpected turnarounds at our customers’ refineries and a large, unanticipated reliability project on our ammonia line. And recently, with the widely reported economic strife in Venezuela and the mounting financial and operational challenges facing our St. Eustatius terminal anchor tenant, PDVSA, in an abundance of caution, we have adjusted our forecast on their utilization of the terminal this year, which significantly lowered our earnings projections.

“Simultaneously, we have witnessed a paradigm shift in market sentiment away from strong growth fueled by continuous equity issuances to a market sentiment that favors strong distribution coverage and rewards MLPs for low leverage, less dependency on the equity markets, and increased self-funding of capital projects. So given the headwinds in our base business, and the changed market sentiment, we buckled down and put together an actionable plan, just as we did in 2014 when the dramatic plunge in crude prices reverberated throughout the energy industry,” said Barron. “We undertook a thorough, systematic analysis of our best path forward, taking into account the new MLP market priorities and limitations and our current strengths and challenges.

“As we carefully considered all the alternatives, in every scenario, a distribution reset was a necessary part of the overall prescription to position us for the future,” said Barron. “Resetting NuStar Energy’s distribution will improve our coverage ratio immediately, and in the longer term, the reset will also serve to reduce both our leverage and our future needs to access the capital markets.

Earnings Results for Fourth Quarter 2017 for the Partnership In Line with Guidance

For the fourth quarter of 2017, the Partnership reported a net loss applicable to common limited partners of $0.3 million, or $0.00 per unit, compared to a $24 million net loss applicable to common limited partners, or $0.31 per unit for the fourth quarter 2016. For the year ended December 31, 2017, the Partnership reported net income applicable to common limited partners of $57 million, or $0.64 per unit, compared to $99 million, or $1.27 per unit for the year ended December 31, 2016.

Distributable cash flow (DCF) available to common limited partners was $42 million for the fourth quarter of 2017, compared to $88 million for the fourth quarter of 2016. For the year ended December 31, 2017, DCF available to common limited partners was $258 million, compared to $365 million for the year ended December 31, 2016

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $144 million, up from $83 million for fourth quarter 2016. EBITDA for the year ended December 31, 2017 were $595 million, up from $517 million for the year ended December 31, 2016, which is within our guidance of $575 million to $625 million.

Absent certain fourth quarter 2016 adjustments pertaining to a non-cash write-down on the carrying value of a term loan held by Axeon Specialty Products in conjunction with its sale of the asphalt marketing business that Axeon purchased from the Partnership in 2014, fourth quarter 2016 and year ended December 31, 2016 adjusted EBITDA would have been $141 million and $576 million, respectively. Additionally, fourth quarter 2016 and year ended December 31, 2016 adjusted net income per unit applicable to common limited partners would have been $0.42 and $2.00, respectively.

“Our 4th quarter 2017 and full-year 2017 EBITDA results in our pipeline and storage segments were higher quarter-over-quarter and year-over-year when compared to 2016,” said Barron. “These higher results were largely the result of contributions from our Permian crude system and our December 2016 Martin terminal acquisition.

“In the 4th quarter of 2017 and in January 2018, we received a total of $100 million in insurance proceeds related to Hurricane Irma that we expect will cover the cost of repairing the property damage to our facilities as well as most of our lost revenue, over our $5 million insurance deductible,” Barron added.

As previously announced on January 29, 2018, the fourth quarter 2017 Series A preferred unit distribution of $0.53125 per unit, Series B preferred unit distribution of $0.47657 per unit and an initial Series C preferred unit distribution of $0.65625 per unit will be paid on March 15, 2018 to holders of record as of March 1, 2018. In addition, the fourth quarter 2017 common unit distribution of $1.095 per unit will be paid on February 13, 2018 to holders of record as of February 8, 2018.

Earnings Results for Fourth Quarter 2017 for NSH

NSH today announced fourth quarter 2017 net income of $7 million, or $0.17 per unit, and net income for the year ended December 31, 2017 of $87 million, or $2.01 per unit. Distributable cash flow (DCF) available to unitholders for the fourth quarter of 2017 and for the year ended December 31, 2017 was $21 million and $93 million, respectively.

As previously announced on January 29, 2018, the fourth quarter 2017 distribution of $0.545 per unit will be paid on February 15, 2018 to holders of record as of February 8, 2018.

Final Comments

“As evidenced by these earnings results, the simplification and reset are needed to allow NuStar to compete with the growing number of our peers who have already made such structural adjustments,” said Barron.

“We are confident that the combination of the simplification and the reset will provide us with the financial strength and flexibility to compete for good projects and position us to increase unitholder value, as we have in the past, and for many years to come,” he concluded.

Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT today, February 8, 2018, to discuss the merger, the anticipated distribution reset and the financial and operational results for the fourth quarter of 2017. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 2577134. International callers may access the conference call by dialing 661/378-9931, reservation passcode 2577134. NSH and the Partnership intend to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 2577134. International callers may access the playback by dialing 404/537-3406, reservation passcode 2577134. The playback will be available until 12:00 p.m. CT on March 10, 2018.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly at https://edge.media-server.com/m6/p/yrns5949 or by logging on to either NuStar Energy L.P.’s website at www.nustarenergy.com or NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com and NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

About NuStar Energy L.P. and NuStar GP Holdings, LLC

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has more than 9,400 miles of pipeline and 81 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has more than 96 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the general partner interest, an approximate 11 percent common limited partner interest and the incentive distribution rights in NuStar Energy L.P. For more information, visit NuStar GP Holdings, LLC’s website at www.nustargpholdings.com

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Important Information For Investors And Unitholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger and related transactions between the Partnership and NSH will be submitted to the unitholders of NSH for their consideration. The Partnership will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of NSH that also constitutes a prospectus of the Partnership. The Partnership and NSH also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NUSTAR GP HOLDINGS, LLC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about the Partnership and NSH once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on the Partnership’s website at www.nustarenergy.com under the tab “Investors” or by contacting the Partnership’s investor relations at investorrelations@nustarenergy.com. Copies of the documents filed with the SEC by NSH will be available free of charge on NSH’s website at www.nustargpholdings.com under the tab “Investors” or by contacting NSH’s investor relations at investorrelations@nustarenergy.com.

The Partnership and its general partner, the directors and certain of the executive officers of NuStar GP, LLC and NSH and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from the unitholders of NSH in connection with the proposed merger. Information about the directors and executive officers of NuStar GP, LLC is set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 23, 2017, and subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of NSH is set forth in NSH’s Proxy Statement for the 2017 annual meeting of unitholders, which was filed with the SEC on March 9, 2017, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the Partnership’s future performance. All statements, other than statements of historical fact, included herein that address activities, events or developments that NuStar Energy L.P. and NuStar GP Holdings, LLC expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements. All forward-looking statements reflect the Partnership’s and NSH’s current views with regard to future events and are subject to various risks, uncertainties and assumptions that may cause actual results to differ materially, including the possibility that the merger will not be completed prior to the August 8, 2018 outside termination date, required approvals by NSH unitholders, the possibility that the anticipated benefits from the proposed merger cannot be fully realized, the possibility that costs or difficulties related to the merger will be greater than expected and other risk factors included in the reports filed with the SEC by the Partnership and NSH. Many of the factors that will determine NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. NuStar Energy L.P. and NuStar GP Holdings, LLC undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Statement of Income Data:
Revenues:
Service revenues	$283,462	$268,438	$1,128,726	$1,083,165
Product sales	167,073	203,319	685,293	673,517
Total revenues	450,535	471,757	1,814,019	1,756,682
Costs and expenses:
Cost of product sales	161,236	191,917	651,599	633,653
Operating expenses	115,654	113,052	449,670	448,367
General and administrative expenses	29,038	25,418	112,240	98,817
Depreciation and amortization expense	70,589	55,997	264,232	216,736
Total costs and expenses	376,517	386,384	1,477,741	1,397,573
Operating income	74,018	85,373	336,278	359,109
Interest expense, net	(45,801)	(34,976)	(173,083)	(138,350)
Other expense, net	(396)	(58,773)	(5,294)	(58,783)
Income (loss) before income tax expense	27,821	(8,376)	157,901	161,976
Income tax expense	2,639	2,680	9,937	11,973
Net income (loss)	$25,182	$(11,056)	$147,964	$150,003

Net (loss) income applicable to common limited partners	$(330)	$(24,342)	$56,791	$99,068
Basic and diluted net (loss) income per common unit:	$—	$(0.31)	$0.64	$1.27
Basic weighted-average common units outstanding	93,079,324	78,514,363	88,825,964	78,080,484

Other Data (Note 1):
EBITDA	$144,211	$82,597	$595,216	$517,062
DCF available to common limited partners	$41,672	$87,697	$257,855	$365,157

	December 31,
	2017	2016
Balance Sheet Data:
Total debt	$3,648,059	$3,068,364
Partners’ equity	$2,480,089	$1,611,617

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Pipeline:
Refined products pipelines throughput (barrels/day)	494,354	546,878	516,736	535,946
Crude oil pipelines throughput (barrels/day)	682,511	374,170	583,323	392,181
Total throughput (barrels/day)	1,176,865	921,048	1,100,059	928,127
Throughput revenues	$130,882	$122,721	$516,288	$485,650
Operating expenses	41,698	37,364	156,432	147,858
Depreciation and amortization expense	36,404	23,858	128,061	89,554
Segment operating income	$52,780	$61,499	$231,795	$248,238
Storage:
Throughput (barrels/day)	353,617	789,369	325,194	789,065
Throughput terminal revenues	$21,995	$29,279	$85,927	$117,586
Storage terminal revenues	130,897	118,723	531,026	492,456
Total revenues	152,892	148,002	616,953	610,042
Operating expenses	70,516	69,695	270,041	276,578
Depreciation and amortization expense	32,068	30,002	127,473	118,663
Segment operating income	$50,308	$48,305	$219,439	$214,801
Fuels Marketing:
Product sales and other revenue	$168,801	$205,435	$692,884	$681,934
Cost of product sales	163,122	194,650	660,844	645,355
Gross margin	5,679	10,785	32,040	36,579
Operating expenses	3,593	7,661	26,057	33,173
Segment operating income	$2,086	$3,124	$5,983	$3,406
Consolidation and Intersegment Eliminations:
Revenues	$(2,040)	$(4,401)	$(12,106)	$(20,944)
Cost of product sales	(1,886)	(2,733)	(9,245)	(11,702)
Operating expenses	(153)	(1,668)	(2,860)	(9,242)
Total	$(1)	$—	$(1)	$—
Consolidated Information:
Revenues	$450,535	$471,757	$1,814,019	$1,756,682
Cost of product sales	161,236	191,917	651,599	633,653
Operating expenses	115,654	113,052	449,670	448,367
Depreciation and amortization expense	68,472	53,860	255,534	208,217
Segment operating income	105,173	112,928	457,216	466,445
General and administrative expenses	29,038	25,418	112,240	98,817
Other depreciation and amortization expense	2,117	2,137	8,698	8,519
Consolidated operating income	$74,018	$85,373	$336,278	$359,109

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Notes:
1. NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its determination of the company-wide bonus and the vesting of performance units awarded to management. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of EBITDA, DCF and distribution coverage ratio:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$25,182	$(11,056)	$147,964	$150,003
Interest expense, net	45,801	34,976	173,083	138,350
Income tax expense	2,639	2,680	9,937	11,973
Depreciation and amortization expense	70,589	55,997	264,232	216,736
EBITDA	144,211	82,597	595,216	517,062
Interest expense, net	(45,801)	(34,976)	(173,083)	(138,350)
Reliability capital expenditures	(27,297)	(12,321)	(57,497)	(38,155)
Income tax expense	(2,639)	(2,680)	(9,937)	(11,973)
Mark-to-market impact of hedge transactions (a)	(138)	3,825	(2,790)	10,317
Unit-based compensation (b)	26	2,120	5,354	5,619
Preferred unit distributions	(13,532)	(1,925)	(40,448)	(1,925)
Other items (c)	80	63,943	(4,039)	73,846
DCF	$54,910	$100,583	$312,776	$416,441
Less DCF available to general partner	13,238	12,886	54,921	51,284
DCF available to common limited partners	$41,672	$87,697	$257,855	$365,157

Distributions applicable to common limited partners	$102,029	$86,085	$407,681	$342,598
Distribution coverage ratio (d)	0.41x	1.02x	0.63x	1.07x

(a)
DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.

(b)
In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
Other items primarily consist of adjustments for throughput deficiency payments and construction reimbursements for all periods presented and a $58.7 million non-cash impairment charge on the Axeon term loan in the fourth quarter of 2016.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)

Notes (continued):
The following is a reconciliation of net income and net income per unit to adjusted net income applicable to limited partners and adjusted net income per unit:

	Three Months Ended December 31, 2016		Year Ended December 31, 2016
Net (loss) income / net (loss) income per unit	$(11,056)	$(0.31)	$150,003	$1.27
Loss on Axeon Term Loan	58,655	0.73	58,655	0.73
Adjusted net income	47,599		208,658
GP interest and incentive	(11,806)		(47,486)
Distributions to preferred limited partners	(1,925)		(1,925)
Distribution equivalent rights to restricted units	(728)		(2,697)
Adjusted net income applicable to common limited partners / adjusted net income per common unit	$33,140	$0.42	$156,550	$2.00

The following is a reconciliation of EBITDA to adjusted EBITDA:

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
EBITDA	$82,597	$517,062
Loss on Axeon Term Loan	58,655	58,655
Adjusted EBITDA	$141,252	$575,717

The following is a reconciliation of projected net income to projected EBITDA:

Year Ended December 31, 2017
Projected net income	$ 140,000 - 170,000
Projected interest expense, net	170,000 - 175,000
Projected income tax expense	5,000 - 10,000
Projected depreciation and amortization expense	260,000 - 270,000
Projected EBITDA	$ 575,000 - 625,000

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$10,304	$6,671	$51,556	$56,096

General and administrative expenses	(713)	(669)	(3,298)	(3,046)
Other income, net	339	266	41,942	3,021
Interest expense, net	(453)	(280)	(1,587)	(1,069)

Income before income tax (expense) benefit	9,477	5,988	88,613	55,002
Income tax (expense) benefit	(2,035)	11	(1,838)	66
Net income	$7,442	$5,999	$86,775	$55,068

Net income per unit	$0.17	$0.14	$2.01	$1.28
Weighted average number of common units outstanding	42,961,594	42,936,397	42,954,230	42,932,320

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$14	$(480)	$1,237	$2,091
General partner incentive distribution	10,933	10,907	45,669	43,407
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	10,947	10,427	46,906	45,498
Limited partner interest in earnings of NuStar Energy L.P.	78	(3,035)	7,534	13,482
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,884)	(2,884)
Equity in earnings of NuStar Energy L.P.	$10,304	$6,671	$51,556	$56,096

Cash Flow Data:
Net cash provided by operating activities	9,797	6,162	47,793	49,751
Net cash provided by investing activities	13,955	17,273	34,016	40,286
Net cash used in financing activities	(23,548)	(23,588)	(81,594)	(89,864)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$2,305	$1,979	$9,252	$7,877
General partner incentive distribution	10,933	10,907	45,669	43,407
Limited partner interest – common units	11,185	11,185	44,740	44,699
Total cash distributions expected from NuStar Energy L.P.	24,423	24,071	99,661	95,983
Adjustments:
General and administrative expenses	(713)	(669)	(3,298)	(3,046)
Income tax (expense) benefit	(2,035)	11	(1,838)	66
Interest expense, net	(453)	(280)	(1,587)	(1,069)
Unit-based compensation	$183	$159	$(207)	$494
DCF	$21,405	$23,292	$92,731	$92,428

Total distribution to unitholders	$23,423	$23,408	$93,649	$93,601

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)

Note 1: NuStar GP Holdings, LLC utilizes distributable cash flow (DCF) as a financial measure, although it is not defined in U.S. generally accepted accounting principles. Management believes DCF provides useful information to investors and other external users of our financial information because (i) DCF provides additional information about the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measure being utilized by management and our board of directors when making financial and planning decisions. Our board of directors and management use DCF when assessing our ability to fund distributions and our ability to service debt. DCF is a widely accepted financial indicator used by our industry’s investment community to compare company performance. DCF is used by our industry’s investment community, in part, because the value of our company’s units is partially based on its yield, and its yield is based on the cash distributions a company can pay its unitholders.
DCF is not intended to represent cash flows from operations, and is not presented as an alternative to net income. DCF should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with U.S. generally accepted accounting principles. The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$7,442	$5,999	$86,775	$55,068
Less equity in earnings of NuStar Energy L.P.	(10,304)	(6,671)	(51,556)	(56,096)
Plus cash distributions expected from NuStar Energy L.P.	24,423	24,071	99,661	95,983
Gain related to NuStar Energy L.P.’s issuance of common limited partner units	(339)	(266)	(41,942)	(2,408)
Unit-based compensation items (a)	183	159	643	(78)
DCF	21,405	23,292	93,581	92,469
Less cash distributions expected from NuStar Energy L.P.	(24,423)	(24,071)	(99,661)	(95,983)
Distributions of equity in earnings of NuStar Energy L.P.	10,304	6,671	51,556	56,096
Changes in current assets and liabilities	378	196	92	(3,336)
Changes in noncurrent assets and liabilities and other items	2,133	74	2,225	505
Net cash provided by operating activities	$9,797	$6,162	$47,793	$49,751

(a)
We intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. These awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF. Also included in this item are gains and losses resulting from the satisfaction of certain long-term incentive awards prior to the employee transfer on March 1, 2016.